UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Botetourt Bankshares, Inc.

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BOTETOURT BANKSHARES, INC.

19747 Main Street

P.O. Box 339

Buchanan, Virginia 24066-0339

Notice of 2004 Annual Meeting of Shareholders

To be held May 19, 2004

The 2004 Annual Meeting of Shareholders of Botetourt Bankshares, Inc. will be held at Buchanan Theatre on Main Street in Buchanan, Virginia on Wednesday, May 19, 2004, at 2:30 p.m. for the following purposes:

1.	To elect the Directors of the Board of the Company to serve until the next annual meeting, as described in the proxy statement accompanying this notice.

2.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Shareholders of record at close of business on April 19, 2004 are entitled to notice of and to vote at the annual meeting or any adjournment.

By Order of the Board of Directors

/s/ H. WATTS STEGER, III

H. Watts Steger, III Chairman & Chief Executive Officer

IMPORTANT NOTICE

PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY FORM IN THE ACCOMPANYING ENVELOPE SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING. SHAREHOLDERS ATTENDING THE MEETING MAY REVOKE THEIR PROXIES AND PERSONALLY VOTE ON ALL MATTERS WHICH ARE CONSIDERED AT ANY TIME BEFORE VOTING OCCURS.

April 19, 2004

Dear Shareholder,

You are cordially invited to attend the 2004 Annual Meeting of Shareholders of Botetourt Bankshares, Inc., the holding company for Bank of Botetourt. The meeting will be held on Wednesday, May 19, 2004, beginning at 2:30 p.m. at Buchanan Theatre, Main Street in Buchanan, Virginia.

The accompanying notice and proxy statement describe the matters to be presented at the meeting. The purpose of the meeting is to elect directors of the company to serve until the next annual meeting and to transact any other business as may properly come before the meeting.

PLEASE COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY FORM AS SOON AS POSSIBLE. Whether or not you will be able to attend the Annual Meeting, it is important that your shares be represented and your vote recorded. This proxy may be revoked by you at any time before it is voted at the Annual Meeting.

We appreciate your continuing loyalty and support of Bank of Botetourt and Botetourt Bankshares, Inc.

Sincerely,

/s/ H. WATTS STEGER, III

H. Watts Steger, III Chairman & CEO

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

April 19, 2004

GENERAL INFORMATION

This proxy statement is furnished in connection with the solicitation by and on behalf of the Board of Directors of the enclosed proxy to be used at the 2004 Annual Meeting of Shareholders of Botetourt Bankshares, Inc. to be held at Buchanan Theatre on Main Street in Buchanan, Virginia, on Wednesday, May 19, 2004, at 2:30 p.m., and at any adjournments thereof. The principal executive offices of the Company are located at 19747 Main Street, Buchanan, Virginia 24066. The approximate mailing date of this Proxy Statement and the accompanying proxy is April 19, 2004.

All properly executed proxies delivered pursuant to this solicitation will be voted as instructed, and in the absence of instructions will be voted FOR the election of Directors. Any shareholder who has executed a proxy and attends the Annual Meeting may elect to vote in person rather than by proxy. A shareholder may revoke his or her proxy at any time before it is exercised (i) by filing written notice thereof with the Secretary of Botetourt Bankshares (Secretary, Botetourt Bankshares, Inc., P.O. Box 339, Buchanan, Virginia 24066-0339) (ii) by filing a later valid proxy with the Secretary of Botetourt Bankshares; or (iii) by appearing at the Annual Meeting or any adjournment thereof and giving the Secretary notice of his or her intention to vote in person. However, any such revocation will not affect any vote previously taken. Presence at the Annual Meeting does not of itself revoke such proxy.

OUTSTANDING COMMON STOCK, RECORD DATE, AND SOLICITATION

The Directors of Botetourt Bankshares, Inc. have fixed April 19, 2004, as the record date for shareholders entitled to notice of and to vote at the Annual Meeting and only shareholders of record at the close of business on that date will be entitled to vote. As of March 31, 2004, Botetourt Bankshares, Inc. had 1,232,745 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on all matters presented at the meeting.

A majority of the votes entitled to be cast on matters to be considered at the meeting constitutes a quorum. If a share is represented for any purpose at the meeting, for quorum purposes it is deemed present for all matters considered at the meeting. Abstentions and shares held of record by a broker or its nominee (“Broker Shares”) that are voted on any matter are included in determining the number of votes present or represented at the meeting. Broker Shares that are not voted on any matter at the meeting are not included in determining whether a quorum is present. Votes that are withheld and Broker Shares that are not voted (commonly referred to as “broker non-votes”) are not included in determining the number of votes cast in the election of directors or on other matters.

Solicitations of Proxies

The cost of soliciting proxies will be borne by the Company. We will solicit proxies only by the use of the mail, except that officers and regular employees of the Company and the Bank may make solicitations of proxies by telephone, special letter, or other means. Brokerage houses and other nominees, custodians, and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of the stock held of record by such persons, and the Company will reimburse them for their charges and expenses.

Principal Holders of Capital Stock

The following table shows the share ownership as of March 31, 2004, of the shareholders known to the Company to be the beneficial owner of more than 5% of the Company’s common stock.

NAME AND ADDRESS	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(1)	OWNERSHIP AS A PERCENTAGE OF COMMON STOCK
Norma P. Wells Living Trust Post Office Box 422 Buchanan, VA 24066	74,401	6.04%

The Norma P. Wells Irrevocable Insurance Trust Post Office Box 422 Buchanan, VA 24066	27,500	2.23%

Norma P. Wells Marital Trust Post Office Box 422 Buchanan, VA 24066	5,509	0.45%

Total	107,410	8.72%

(1)	In general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or direct the voting of a security, has the power to dispose of or direct the disposition of the security, or has or has the right to acquire beneficial ownership within 60 days.

Specific holdings of the directors and executive officers and holdings as a group can be found below under “Director Nominees.”

ITEM 1 - ELECTION OF DIRECTORS

At the Annual Meeting, nine (9) Directors are to be elected to hold office until the next annual meeting of shareholders or until their respective successors are duly elected and qualified.

It is the intention of the persons named in the enclosed proxy to vote for the election of the nine persons named below, all nine of whom currently are Directors. Proxies will be voted for the election as Directors of the nominees listed below (or, if unexpectedly unavailable, for such substitutes as the Board of Directors may designate) to serve until the next annual meeting of shareholders and until their respective successors have been duly elected and qualified. The Board of Directors does not anticipate that any nominees will be unavailable for election.

The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares of Common Stock cast in the election of directors. Unless otherwise specified in the accompanying form of proxy, it is intended that votes will be cast for the election of all of the nominees as directors.

The Board recommends election of the director nominees set forth in this Proxy Statement.

The following information is given in connection with the nominees for election to the Board at the Annual Meeting.

DIRECTOR NOMINEES

Position with Botetourt

Bankshares or Other Principal Director

Occupation and Directorships                 Since

Nominees (Age)	Director Since	Principal Occupation And Directorships	Company Stock Ownership (% of Total)
Edgar J. Baker (58)	2001	President, Contracting Enterprises, Inc., an underground utilities contractor company	7,984	* (1)

G. Lyn Hayth, III (44)	1990	Secretary of the Company; President of the Bank	5,109	* (2)

Joyce R. Kessinger (50)	1986	Director of Human Resources, W.W. Boxley, Inc, a construction materials supplier company	10,416	* (3)

Gerald A. Marshall (64)	1976	Dairy Farmer	14,696	1.20% (4)

Tommy L. Moore (53)	1982	Botetourt County Clerk of Circuit Court	14,996	1.22%

D. Bruce Patterson (52)	2001	Rockbridge County Clerk of Circuit Court	1,234	*

H. Watts Steger, III (54)	1976	Chairman and CEO of the Company and Bank of Botetourt	48,700	3.95% (5)

F. Lindsey Stinnett (62)	1980	Farmer	16,696	1.36% (6)

John B. Williamson (49)	2003	President, RGC Resources, Inc., a public reporting energy provider company	1,000	*

Total Directors and Executive Officers as a Group			120,831	9.81%

*	Controls less than 1% of the total shares outstanding

(1)	Mr. Baker holds 1,984 shares in his own name; 1,000 shares are held jointly with his wife, and 5,000 shares are held solely by his wife, but are reported in his total beneficial ownership.

(2)	Mr. Hayth holds 1,759 shares in his own name; 3,110 shares are held jointly with his wife, and 240 shares are held by Mr. Hayth as custodian for his children, but are reported in his total beneficial ownership.

(3)	Ms. Kessinger holds 9,416 shares in her own name; 1,000 shares are held solely by her husband, but are reported in her total beneficial ownership.

(4)	Mr. Marshall holds 11,446 shares in his own name; 2,250 shares are held jointly with his wife, and 1,000 shares are held solely by his wife, but are reported in his total beneficial ownership.

(5)	Mr. Steger holds 44,700 shares in his own name; 4,000 shares are held solely by his wife, but are reported in his total beneficial ownership.

(6)	Mr. Stinnett holds 12,046 shares in his own name; 3,650 shares are held jointly with his wife, and 1,000 shares are held solely by his wife, but are reported in his total beneficial ownership.

The Board of Directors of the Bank consists of these same individuals. We are not aware of any family relationship between any director or person nominated by the Company to become a director, nor are we aware of any involvement in legal proceedings which are material to the ability or integrity of any director or person nominated to become a director.

UNLESS AUTHORITY FOR THE NOMINEES IS WITHHELD, THE SHARES REPRESENTED BY THE ENCLOSED PROXY CARD, IF EXECUTED AND RETURNED, WILL BE VOTED FOR THE ELECTION OF THE NOMINEES PROPOSED BY THE BOARD OF DIRECTORS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE DIRECTORS NOMINATED TO SERVE.

Board Committees and Attendance

During 2003, there were 13 meetings of the Board of Directors of the Company and 13 meetings of the Board of Directors of the Bank. Each director attended at least 75% of all meetings of the boards and committees on which he or she served. The Board of Directors has an Audit Committee which meets monthly, a Loan Committee which meets monthly, an Investment Committee which meets quarterly, a Marketing, CRA and Compliance Committee which meets semi-annually, and a Salary Committee, a Strategic Planning Committee and a Special Events Committee which meets as needed.

The entire board acts as a Nominating Committee of the Company to consider individuals to nominate directors. Any shareholder wishing to nominate a candidate for director may do so by writing a letter to the board, including a written consent to be a director by the candidate, sufficient background information about the candidate, sufficient identification of the nominating shareholder, and a representation by the nominating shareholder that he or she will appear in the Annual Meeting of Shareholders (in person or by proxy) to nominate the proposed candidate. Nominations must be received by the board at the main office of the Company no later than March 1, 2005 in order for that candidate to be considered by the board. Any candidate submitted by a shareholder will be reviewed and considered in the same manner as the other candidates, based on their respective qualifications. Qualifications required may vary depending on the areas of expertise needed at the time, but minimum qualifications include extensive business leadership experience, knowledge of relevant issues, contacts and standing in the communities served, and time available to perform the responsibilities of a director.

Shareholder Communications with the Board

The Company has an informal process for shareholders to communicate with the Board of Directors. If you wish to communicate with the Board or any of its members, you may do so by sending written correspondence to the Board or any member at the main office of the Company, Attention: Board of Directors, P.O. Box 339, Buchanan, Virginia 24066-0339.

Directors’ Compensation

Each of the directors of the Company is also a director of the Bank. Each member of the Board of the Bank receives a retainer of $6,300 per year and a fee ranging from $75-150 per committee meeting attended.

The Company previously approved the Incentive Stock Option plan, the Employee Stock Discount plan, and the Directors Stock Incentive Plan. In addition to cash compensation, non-employee members of the Board of Directors participate in the Directors Stock Incentive Plan. Under this plan, directors are granted the option to purchase stock at the current fair market price, including by foregoing part of their compensation as a director.

Interest of Management in Certain Transactions

As of December 31, 2003, the total maximum extensions of credit (including used and unused lines of credit) to policy-making officers, directors, principal shareholders and their associates amounted to $1,075,959, or 6.06%, of total year-end capital. These loans were made in the ordinary course of the Bank’s business, on the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with others, and do not involve more than the normal risks of collectibility or present any unfavorable features. The Bank expects to have in the future similar banking transactions with officers, directors, principal shareholders and their associates.

Executive Management

H. Watts Steger, III is the President and Chief Executive Officer of Botetourt Bankshares and Chairman and Chief Executive Officer of the Bank. Mr. Steger is a veteran banker with more than thirty-three years banking experience with Bank of Botetourt, employed first by the Bank in March 1971. He became Executive Vice President and Chief Executive Officer of the Bank in 1976 and was elected President in 1984. Steger is a 1970 graduate of Hampden-Sydney College. He is also a graduate of the Virginia Bankers School of Bank Management at the University of Virginia and is a graduate of the Graduate School of Banking of the South at Louisiana State University, where he currently serves on the faculty.

G. Lyn Hayth, III is Secretary of the Company and President of the Bank. Mr. Hayth holds a Bachelor of Science degree in Agricultural Economics and a Master of Science degree from Virginia Polytechnic Institute and State University. He is also a graduate of the Graduate School of Banking of the South at Louisiana State University. He joined Bank of Botetourt in 1986 as a Vice President, following three years with Farm Credit Service. Mr. Hayth was elected to the Board of Directors of the Bank in 1990 and named Executive Vice President in 1995. He was elected President of the Bank in January 2002.

Executive Compensation

The following table shows the compensation paid by Botetourt Bankshares to its executive officers for the three years ended December 31, 2003.

Summary Compensation Table

Annual Compensation					Long Term Compensation Awards Securities Underlying Options
Name and Principal Position	Year	Salary($)	Bonus ($)	Other Annual Compensation ($)(1)
H. Watts Steger, III Chairman and CEO Of the Company and The Bank	2003 2002 2001	145,000 140,000 140,000	— 15,400 16,800	9,099 5,505 7,968	500 — —

G. Lyn Hayth, III Secretary of the Company and President of the Bank	2003 2002 2001	105,000 95,000 95,000	— 10,450 11,900	6,779 3,474 5,213	500 — —

(1)	Includes automobile allowance, profit sharing contribution and 401(k) thrift plan employer contribution.

Stock Options

We are authorized to grant stock options to our officers and employees through the Botetourt Bankshares Incentive Stock Option Plan. That Plan currently authorizes the issuance of up to 10,000 shares of our common stock and, as of March 31, 2004, options to purchase 8,700 shares have been granted and 1,300 shares remain available for grants and awards under the Incentive Stock Plan. In addition, we have also granted options to certain executive officers under individual stock option agreements.

Each executive officer was granted options to purchase 500 shares during the fiscal year ended December 31, 2003. No options were exercised by either of our executive officers during 2003.

Aggregate Fiscal Year-End Option Values

	Number of Securities Underlying Unexercised Options at 12/31/03		Value of Unexercised In- the-Money Options at 12/31/03
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
H. Watts Steger, III	1,200	—	$2,000	—
G. Lyn Hayth, III	1,100	—	$1,800	—

Employment Contracts, Termination and Change-in-Control Agreements

Botetourt Bankshares has entered into change-in-control agreements with Mr. Steger and Mr. Hayth, as well as 6 other senior managers, each with an initial term of 1 year and automatic renewals of that term each year unless either party gives sufficient prior notice. Each agreement entitles each executive to certain benefits in the event his employment is terminated within eighteen months of a change in control of Botetourt Bankshares for reasons other than death, retirement, disability, cause, voluntary resignation other than for good reason, or pursuant to notice of termination given prior to the change in control. If either executive is terminated following a change in control, he will receive a lump-sum payment equal to one year’s average annual compensation.

Certain Relationships and Related Transactions

There are no family relationships among the directors and executive officers of Botetourt Bankshares. Bank of Botetourt has had and expects to have loan transactions with certain of the directors and officers and their affiliates. Such loans were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and do not involve more than normal risk of collectibility or have other unfavorable features. As of March 31, 2004, we had a total of $1.076 million in loans outstanding to our directors and executive officers.

Compensation Committee Report on Executive Compensation

The Compensation Committee, which is composed of non-employee Directors of the Company and the Bank listed below, recommends to the Board of Directors of the Bank the annual salary levels and any bonuses to be paid to the Bank’s executive officers. The committee also makes recommendations to the Bank and Company Boards regarding the issuance of stock options and other compensation related matters.

Currently, the individuals serving as Chief Executive Officer and Secretary of the Company also serve in the similar capacities for the Bank. These officers are presently compensated for services rendered by them to the Bank, but not for services rendered by them to the Company.

The primary objective of the Bank’s executive compensation program is to attract and retain highly skilled and motivated executive officers who will manage the Bank in a manner that will promote its growth and profitability and advance the interest of the Company’s shareholders. As such, the compensation program is designed to provide levels of compensation which are reflective of both the individual’s and the organization’s performance in achieving the organization’s goals and objectives, both financial and non-financial, and in helping to build value for the Company’s shareholders. Based on its evaluation of these factors, the Compensation Committee believes that the executive officers are dedicated to achieving significant improvements in long-term financial performance and that the compensation plans the committee has implemented and administered have contributed to achieving this management focus.

The principal elements of the Bank’s compensation program include base annual salary, Bonus Plan, and long-term incentives through the grants of stock options under the Incentive Plan (detailed below).

The Bank adopted a Management Incentive Bonus Plan (the “Bonus Plan”) effective January 1, 1999. The Bonus Plan is offered to selected members of management. The bonus is derived from a pool of funds determined by the Bank’s total performance relative to (1)

prescribed growth rates of assets and deposits, (2) return on average assets, and (3) absolute level of net income. Attainment, in whole or in part, of these goals dictates the amount set aside in the pool of funds. The Bank Board evaluates and approves the pool amount. Payment of the bonus is based on individual performance and is paid in cash as a percentage of the respective individual’s base salary.

The Company adopted the Incentive Stock Option Plan effective January 1, 1999. This incentive plan makes available up to 10,000 shares of common stock for awards to key employees of the Company and its subsidiaries in the form of stock options, stock appreciation rights, and restricted stock. The purpose of this incentive plan is to promote the success of the Company and its subsidiaries by providing incentives to key employees that will promote the identification of their personal interests with the long term financial success of the Company and with growth in shareholder value. This incentive plan is designed to provide flexibility to the Company in its ability to motivate, attract, and retain the services of key employees the Company relies on for the successful conduct of its operation.

In considering compensation for the Chief Executive Officer and the other executive officers, the Compensation Committee relied on compensation surveys and an evaluation of the officers’ levels of responsibility and performance. In 2003, the committee used the Virginia Bankers Association’s Salary Survey of Virginia Banks to assist in developing its recommendation on compensation for 2004. The committee believes that this is a relevant and appropriate indicator of compensation paid by the Bank’s competitors. The committee received an evaluation by the Chief Executive Officer of the performance of the executive officers (other than the Chief Executive Officer) during 2003. The committee evaluated the performance of the Chief Executive Officer based on the financial performance of the Company and the Bank, achievements in implementing the Bank’s long-term strategy, and the personal observations of the Chief Executive Officer’s performance by the members of the committee.

Based on the salary survey and the performance evaluations, the Compensation Committee generally set base annual salaries for the Chief Executive Officer and the other executive officers in the median range of salaries contained in the various surveys for comparable positions.

The Compensation Committee also reviews each executive officer’s performance and responsibility to assess the payment of short-term incentive compensation. The committee uses the compensation surveys and considers the performance of the Bank relative to its peer group, taking into consideration profit growth, asset growth, return on equity, and return on assets. No particular weight is given to each of these elements.

Compensation Committee

Joyce R. Kessinger, Chairperson Edgar K. Baker

Compensation Committee Interlocks and Insider Participation

During 2003 and up to the present time, there were transactions between the Company’s banking subsidiary and certain members of the Compensation Committee or their associates, all consisting of extensions of credit by the Bank in the ordinary course of business. Each transaction was made on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with the general public. In the opinion of management, none of the transactions involved more than the normal risk of collectibility or presented other unfavorable features.

No member of the Compensation Committee has served as an officer or employee of the Company or any of its affiliates. No director may serve as a member of the committee if he is eligible to participate in the Incentive Stock Option Plan or was at any time within one year prior to his appointment to the committee eligible to participate in that incentive plan.

Report of the Audit Committee

The Audit Committee of the Board of Directors of the Company (the “Board”), which consists entirely of directors who meet the independence requirements of Rule 4200(a)(15) of the National Association of Securities Dealers listing standards, has furnished the following report:

The Audit Committee assists the Board in overseeing and monitoring the integrity of the Company’s financial reporting process, its compliance with legal and regulatory requirements and the quality of its internal and external audit processes. The role and responsibilities of the Audit Committee are set forth in a written Charter adopted by the Board. The Audit Committee reviews and reassesses the Charter annually and recommends any changes to the Board for approval. A copy of the Charter is attached as an appendix to this proxy statement.

The Audit Committee is responsible for overseeing the Company’s overall financial reporting process. In fulfilling its oversight responsibilities for the financial statements for fiscal year 2003, the Audit Committee:

•	Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2003 with management and Larrowe & Company (“Larrowe”), the Company’s independent accountants;

•	Discussed with management, Larrowe and the Company’s internal auditors the adequacy of the system of internal controls;

•	Discussed with Larrowe the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit; and

•	Received written disclosures and the letter from Larrowe regarding its independence as required by Independence Standards Board Standard No. 1. The Audit Committee discussed with Larrowe its independence.

The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

In performing all of these functions, the Audit Committee acts only in an oversight capacity. The committee does not complete its reviews prior to the Company’s public announcements of financial results. Also, in its oversight role, the committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and on the independent auditors, who, in their report, express an opinion on the conformity of the Company’s annual financial statements to generally accepted accounting principles.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and Larrowe, the committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 for filing with the Securities and Exchange Commission.

Audit Committee

D. Bruce Patterson, Chairman Tommy L. Moore John B. Williamson, III

All of the members of the Audit Committee are independent of the Company and the Bank. The Board of Directors has determined that Mr. John B. Williamson, III, president of RGC Resources, Inc., a reporting company, qualifies as an “audit committee financial expert” within the meaning of Item 401 of Regulation SB of the Securities Exchange Act. Mr. Williamson is independent of management based on the independence requirements set forth in the NASD’s definition of “independent director”.

Principal Accounting Fees

Audit Fees. During 2003, the Company paid its principal accounting firm, Larrowe & Company, $45,489 in audit fees including reviews of Form 10-Qs and Form 10-K.

2005 SHAREHOLDER PROPOSALS

If any shareholder intends to present a proposal to be considered for inclusion in the Company’s proxy materials in connection with the 2005 Annual Meeting, the proposal must be in proper form and must be received by the Company’s Secretary, at the Company’s principal office in Buchanan, Virginia, on or before December 15, 2004.

OTHER BUSINESS

The Board of Directors does not know of any matters that may be presented for consideration at the meeting other than those specifically set forth in the Notice of Annual Meeting. However, in the event other proper matters are presented at the meeting, it is the intention of the proxy holders named in the enclosed Proxy to take such action as shall be in accordance with their best judgment with respect to such matters.

Shareholders are urged to specify choices on the enclosed Proxy and to date and return it in the enclosed envelope. Your prompt response and cooperation will be appreciated.

By Order of the Board of Directors

/s/ H. WATTS STEGER, III

H. Watts Steger, III Chairman & Chief Executive Officer

Dated: April 19, 2004

APPENDIX

Charter of the Audit Committee of the Board of Directors

I. PURPOSE

The primary purpose of the Audit Committee of the Board of Directors of Bank of Botetourt is to provide independent and objective oversight of the accounting functions and internal controls of Bank of Botetourt, its subsidiaries and affiliates (as applicable), and to ensure the objectivity of their financial statements. The Committee and the Board shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent accountants and the senior internal audit officer. The Committee shall also review and advise the Board with respect to the Bank’s risk management policies, and tax policies.

II. FUNCTIONS

The Audit Committee shall perform the following functions:

1.	Independent Accountants. Recommend to the Board the firm to be employed by the Bank as its independent accountants, which firm shall be ultimately accountable to the Board and the Committee as representatives of shareholders. The Committee shall approve the compensation of the independent accountants.

2.	Plan of Audit. Consult with the independent accountants regarding the plan of audit. The Committee also shall review with the independent accountants their report on the audit and review with management the independent accountants’ suggested changes or improvements in the Bank’s accounting practices or controls.

3.	Accounting Principles and Disclosure. Review significant developments in accounting rules. The Committee shall review with management recommended changes in the Bank’s methods of accounting or financial statements. The Committee also shall review with the independent accountants any significant proposed changes in accounting principles and financial statements.

4.	Internal Accounting Controls. Consult with the independent accountants regarding the adequacy of internal accounting controls, management’s assertions relating to internal controls and the independent accountant’s reports with respect thereto. Where appropriate, consultation with the independent accountants regarding internal controls shall be conducted out of management’s presence. In connection with this function, the Committee may require the Bank’s counsel to circulate a questionnaire to evaluate the Bank’s compliance with banking, financial disclosure and accounting laws.

5.	Financial Disclosure Documents. Review with management and the independent accountants the Bank’s financial disclosure documents, including all financial statements and reports filed with the Securities and Exchange Commission (or the Bank’s primary Federal securities regulator), or sent to shareholders and following the satisfactory completion of each year-end review and recommend to the Board the inclusion of the audited financial statements in the Bank’s filing on Form 10-K (or Form 10-KSB). The review shall include any significant problems and material disputes between management and the independent accountants and a discussion with the independent accountants out of management’s presence of the quality of the Bank’s accounting principles as applied in its financial reporting, the clarity of the Bank’s financial disclosures and degree of aggressiveness or conservatism of the Bank’s accounting principles and underlying estimates, and a frank and open discussion of other significant decisions made by management in preparing the financial disclosure.

6.	Internal Control Systems. Review with management, independent accountants, and internal auditors the Bank’s internal control systems intended to ensure the reliability of financial reporting and compliance with applicable codes of conduct, laws, and regulations. The review shall include any significant problems and regulatory concerns. The Committee also shall review internal audit plans in significant compliance areas.

7.	Ethical Environment. Consult with management on the establishment and maintenance of an environment that promotes ethical behavior, including the establishment, communication, and enforcement of codes of conduct to guard against dishonest, unethical, or illegal activities.

8.	Oversight of Executive Officers and Directors and Conflicts of Interest. Review significant conflicts of interest involving directors or executive officers. The Committee shall review compliance with Bank policies and procedures with respect to officers’ expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the internal auditor or the independent accountant. The Committee shall review executive officers’ and directors’ loan and deposit relationships and consider the results of any review of these areas by the internal auditor or the independent accountant. The Committee also shall review significant questionable or illegal payments.

9.

Oversight of Independent Accountants. Evaluate the independent accountants on an annual basis and where appropriate recommend a replacement for the independent accountants. In such evaluation, the Committee shall ensure that the independent accountants deliver to the Committee a formal written statement delineating all relationships between the accountants and the Bank. The Committee also shall engage in a dialogue with the accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent accountants and in response to the independent accountant’s report take, or recommend that the Board take, appropriate action to satisfy itself of the independent accountant’s independence. The Committee shall develop procedures to assure pre-approval of services provided by the independent accountant, where required.

10.	Adequacy of Personnel. Review periodically the adequacy of the Bank’s accounting, financial, and auditing personnel resources. The Committee shall annually re-evaluate whether the members of the Committee continue to satisfy their applicable, “independence” requirements.

11.	Risk Management. Review and evaluate risk management policies in light of the Bank’s business strategy, capital strength, and overall risk tolerance. The Committee also shall evaluate on a periodic basis the Bank’s investment and derivatives risk management policies, including the internal system to review operational risks, credit risks, interest rate risks, procedures for derivatives investment and trading, and safeguards to ensure compliance with procedures.

12.	Tax Policies. Review periodically the Bank’s tax policies and any pending audits or assessments.

13.	Offerings of Securities. Perform appropriate due diligence on behalf of the Board of Directors with respect to the Bank’s offerings of securities.

14.	Processing of Complaints. Develop or review Audit Committee procedures to process complaints from employees or others relating to accounting and audit practices and provide confidential treatment of those complaints.

15.	Charter Amendments. Review this Charter annually, assess its adequacy and propose appropriate amendments to the Board.

The Committee’s function is one of oversight and review, and it is not expected to audit the Bank, to define the scope of the audit, to control the Bank’s accounting practices, or to define the standards to be used in preparation of the Bank’s financial statements.

III. COMPOSITION & INDEPENDENCE

The Committee shall consist of not less than three independent members, who shall be appointed by the Board of Directors. Members of the Committee shall be financially literate or become financially literate within a reasonable period of time after appointment to the Committee and at least one member of the committee shall have accounting, related financial management expertise, or any other comparable experience or background that results in the individual’s financial sophistication. No member of the Committee shall be employed or otherwise affiliated with the Bank’s independent accountants.

In the event that a Committee member faces a potential or actual conflict of interest with respect to a matter before the Committee, that Committee member shall be responsible for alerting the committee Chairman, and in the case where the Committee chairman faces a potential or actual conflict of interest, the Committee Chairman shall advise the chairman of the Board of Directors. In the event that the Committee Chairman, or the Chairman of the Board of Directors, concurs that a potential or actual conflict of interest exists, and independent substitute Director shall be appointed as a Committee member until the matter, posing the potential or actual conflict of interest, is resolved.

IV. QUORUM AND MEETINGS

A quorum of the committee shall be declared when a majority of the appointed members of the Committee are in attendance, except for receiving the quarterly review report of the independent accountants relating to the interim financial statements included in the Bank’s Form 10-Q (or Form 10-QSB). This report may be received on behalf of the Committee by the Committee Chair (as permitted by SEC regulations) and reported to the full Committee at its next scheduled meeting. The Committee shall meet on a quarterly basis. Meetings shall be scheduled at the direction of the Chairman. Except in emergency situations, notice of the meetings shall be provided at least ten days in advance. The Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

V. REPORTS

The Committee will report to the Board from time to time with respect to its activities and its recommendations. When presenting any recommendation or advice to the Board, the Committee will provide such background and supporting information as may be necessary for the Board to make an informed decision. The Committee will keep minutes of its meetings and will make such minutes available to the full Board for its review.

The Committee shall report to shareholders in the Bank’s proxy statement for its annual meeting whether the Committee has satisfied its responsibilities under this Charter.

VI. OTHER AUTHORITY

The Committee is authorized to confer with Bank management and other employees to the extent it may deem necessary or appropriate to fulfill its duties. The Committee is authorized to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities. The committee also is authorized to seek outside legal or other advice to the extent it deems necessary or appropriate, provided it shall keep the Board advised as to the nature and extent of such outside advice.

The Committee will perform such other functions as are authorized for this Committee by the Board of Directors.

BOTETOURT BANKSHARES, INC.

Proxy Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Tommy L. Moore and H. Watts Steger, III, jointly and severally, proxies, with full power to act alone, and with full power of substitution, to represent and to vote, as designated below and upon any and all other matters which may properly be brought before such meeting, all shares of Common Stock which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Botetourt Bankshares, Inc. to be held at Buchanan Theatre on Main Street in Buchanan, Virginia on Wednesday, May 19, 2004 at 2:30 p.m., local time, or any adjournments thereof, for the following purposes:

1.	To elect as directors the nine persons listed as nominees below:

☐ FOR nominees listed below	☐ Withhold authority to vote
(except as written on the line below)	for all nominees listed below

Edgar K. Baker	Tommy L. Moore
D. Bruce Patterson	H. Watts Steger, III
G. Lyn Hayth, III	F. Lindsey Stinnett
Joyce R. Kessinger	John B. Williamson, III
Gerald A Marshall

(Instruction: To withhold authority to vote for any individual nominee listed above, write that nominee’s name on the space provided below.)

2.	In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting, or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN ITEM 1.

SIGNATURE

SIGNATURE

Date:

Dear Shareholder,

Botetourt Bankshares, Inc. enjoyed a successful year in 2003. Net income for the year amounted to $1,926,216, an increase of 11.9% over the prior year. Total assets at year-end amounted to $196,000,000. Return on average assets amounted to 1.03% and return on average shareholders’ equity amounted to 11.30%, resulting in improvements in both categories. In addition, the company’s quarterly dividend was increased during the year, reflecting the board of directors’ philosophy of providing shareholders with a consistently increasing return on investment.

The increase in earnings can be attributed to strong growth in loans during the year. Total net loans at year-end 2003 amounted to $144,000,000, an increase of 26.1% above 2002. Average net loans for the year amounted to $130,000,000, an increase of 10% over average loans in 2002. The higher-yielding earning assets in loans resulted in an increase in the net yield on interest-earning assets for the year.

Asset quality improved significantly during 2003. Non-performing assets at year-end were reduced to 0.85% of total loans, as compared to 1.73% at year-end 2002. The bank’s loan loss reserve as a percentage of total loans amounted to 1.17% at year-end 2003.

The economic outlook appears to be positive for the coming year. Federal Reserve monetary policy continues to maintain interest rates at historically low levels, which benefits borrowing customers. With regard to interest rate sensitivity, the company’s net interest income would benefit from a rise in short-term interest rates.

Bank of Botetourt’s Lexington office at 65 East Midland Trail opened in April 2003. This facility is a beautiful addition to the Rockbridge community and bank management is very pleased with the expansion into the Rockbridge area market. Construction of the bank’s Fairfield office is substantially complete, with its opening scheduled for mid-March of this year.

The management team and your board of directors remain committed to “Taking Care of You”—a philosophy of professionally and personally serving our communities and customers. On behalf of your board of directors, we thank you for your continued support of Botetourt Bankshares, Inc. and your support of community banking.

Sincerely,

/s/ H. WATTS STEGER, III	/s/ G. LYN HAYTH, III

H. Watts Steger, III Chairman & CEO	G. Lyn Hayth, III President